Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 7, 2014	Timothy Silverstein Investor Relations 716-857-6987

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the third quarter of fiscal 2014 and for the nine months ended June 30, 2014.

HIGHLIGHTS

•Earnings for the third quarter of fiscal 2014 of $64.5 million, or $0.76 per share, increased $6.0 million, or $0.07 per share, compared to $58.5 million, or $0.69 per share, for the prior year’s third quarter. The increase is due to higher earnings in the Midstream businesses.

•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the nine months ended June 30, 2014, were $748.4 million compared to $661.7 million for the prior year’s nine-month period, an increase of 13%.

•In the Midstream businesses (which consist of the Company's Pipeline and Storage and Gathering segments), Adjusted EBITDA for the current year’s third quarter were $61.7 million, a 28% increase over the prior year’s third quarter.

•Seneca Resources Corporation’s (“Seneca”) third quarter production of natural gas and crude oil was 40.6 billion cubic feet equivalent (“Bcfe”), an increase of 6.5 Bcfe or approximately 19% over the prior year’s third quarter. Average daily production during the quarter was 446 million cubic feet equivalent (“MMcfe”) per day.

•The Company is updating and narrowing its GAAP earnings guidance range for fiscal 2014 to a range of $3.40 to $3.50 per share. The previous earnings guidance had been a range of $3.40 to $3.55 per share. This guidance assumes a flat NYMEX price of $4.00 per Million British Thermal Units ("MMBtu") for natural gas and $95 per barrel ("Bbl") for crude oil for unhedged production for the remainder of the fiscal year. Production for the entire 2014 fiscal year is projected to be between 160 to 168 Bcfe.

•The Company’s preliminary GAAP earnings guidance for fiscal 2015 is in the range of $3.30 to $3.60 per share. The 2015 preliminary guidance includes oil and gas production for the Exploration and Production segment in the range of 180 to 220 Bcfe and is based on

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an assumed flat NYMEX price of $4.25 per MMBtu for natural gas and $95 per Bbl for crude oil.

•A conference call is scheduled for Friday, August 8, 2014, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “We had another very solid quarter of performance by each of our operating subsidiaries. The operational success in our drilling operations in both Pennsylvania and California, as evidenced by our 19% increase in production, was muted by lower Appalachian natural gas prices. As we have noted in previous quarters, the performance of our utility business during the past heating season, which was one of the coldest in the last 50 years, was exceptional. The level earnings in the Utility segment for the respective nine-month periods reflect the proper workings of rate adjustment mechanisms and our employee’s commitment to cost control.

“Our investments in our pipeline businesses continue to generate impressive earnings, and we look to invest in additional gathering and transmission projects that will be designed to move regionally constrained production, including Seneca’s, to higher value markets.

“The Company continues to produce strong results across our integrated natural gas value chain. As we look forward, we believe the Company is in a great position to continue capitalizing on our considerable growth opportunities in Appalachia. We are committed to increasing and highlighting the value of the Company through disciplined investments, as well as a keen focus on operational execution and safe, reliable service across our subsidiaries.”

SUMMARY OF RESULTS

National Fuel Gas had consolidated earnings for the quarter ended June 30, 2014, of $64.5 million, or $0.76 per share, compared to the prior year’s third quarter of $58.5 million, or $0.69 per share, an increase of $6.0 million, or $0.07 per share. The increase is due to higher earnings in the Midstream and Upstream businesses. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

Consolidated earnings for the nine months ended June 30, 2014, of $242.0 million, or $2.85 per share, increased $29.8 million, or $0.33 per share, from the same period in the prior year where earnings were $212.2 million or $2.52 per share.

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OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
(in thousands except per share amounts)
Reported GAAP earnings	$64,520	$58,495	$241,983	$212,159
Items impacting comparability[1]:
Plugging and abandonment accrual	(2,691)		560
Deferred state income tax adjustment		5,000	3,000	5,000
Gain on life insurance policies			(3,635)

Operating Results	$61,829	$63,495	$241,908	$217,159

Reported GAAP earnings per share	$0.76	$0.69	$2.85	$2.52
Items impacting comparability[1]:
Plugging and abandonment accrual	(0.03)		0.01
Deferred state income tax adjustment		0.06	0.04	0.06
Gain on life insurance policies			(0.04)

Operating Results	$0.73	$0.75	$2.86	$2.58

1    See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and nine months ended June 30, 2014, to the comparable periods in fiscal 2013. Excluding these items, Operating Results for the current quarter of $61.8 million, or $0.73 per share, decreased $1.7 million, or $0.02 per share, from the prior year’s third quarter when Operating Results were $63.5 million or $0.75 per share. Excluding these items, Operating Results for the nine months ended June 30, 2014, of $241.9 million, or $2.86 per share, increased $24.7 million, or $0.28 per share, from the same period in the prior year when Operating Results were $217.2 million or $2.58 per share. Items impacting comparability will be discussed in more detail with the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.

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Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

The Exploration and Production segment’s earnings in the third quarter of fiscal 2014 of $32.4 million, or $0.38 per share, increased $0.7 million, or less than $0.01 per share, when compared with the prior year’s third quarter. Earnings for the current year’s third quarter were increased by a $2.7 million reduction of an accrual for well plugging and abandonment costs. In the first half of fiscal 2014, Seneca recorded an initial accrual of $3.3 million associated with two wells on an offshore Gulf of Mexico mineral lease (High Island 74) that Seneca had farmed out to an operator who subsequently filed for bankruptcy. During the current quarter, it was determined that Seneca was not responsible for the costs to plug and abandon one of those wells. Seneca also increased its state deferred income tax liability by $5.0 million in the third quarter of fiscal 2013 to reflect the net impact of its growing presence in Pennsylvania. Excluding the impact of these third quarter items, Operating Results in the Exploration and Production segment of $29.7 million, or $0.35 per share, decreased $7.0 million, or $0.09 per share, when compared to the prior year’s third quarter.

Overall production of natural gas and crude oil for the current quarter of 40.6 Bcfe increased approximately 6.5 Bcfe, or 19.1 percent, compared to the prior year’s third quarter. Production from Seneca’s Appalachia properties increased approximately 6.0 Bcfe or 20.8 percent. California production of 5.4 Bcfe increased 9.2 percent compared with the prior year’s third quarter due to increased development activities, primarily in the East Coalinga and South Midway Sunset fields.

Lower commodity prices realized after hedging reduced Operating Results. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2014, was $3.55 per thousand cubic feet (“Mcf”), a decrease of $0.62 per Mcf compared to the prior year’s third quarter. The weighted average crude oil price realized after hedging for the quarter ended June 30, 2014, was $97.54 per Bbl, a decrease of $0.36 per Bbl compared to the prior year’s third quarter.

On a per unit basis, depletion expense of $1.84 per thousand cubic feet equivalent (“Mcfe”), decreased $0.13 per Mcfe due to higher natural gas reserve balances at June 30, 2014, compared to the prior year’s third quarter. On a per unit basis, lease operating and transportation expenses (“LOE”) at $1.08 per Mcfe increased $0.09 per Mcfe compared to the prior year’s third quarter due to higher gathering and compression costs associated with production from Tract 100 in Lycoming County, Pa., and higher steam fuel, electricity and water disposal costs in California. General and administrative expenses (“G&A”) decreased $0.07 per Mcfe compared to the prior year’s third quarter, also due to higher production. Operating Results were also reduced by a $2.6 million derivative mark to market adjustment associated with certain crude oil hedges.

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The Exploration and Production segment’s earnings were $87.9 million, or $1.04 per share, for the nine months ended June 30, 2014, compared to earnings of $86.1 million, or $1.02 per share, for the nine months ended June 30, 2013. In addition to the accrual for well plugging and abandonment costs recorded in the current nine-month period, Seneca had deferred income tax adjustments in both fiscal 2013 and 2014 that decreased earnings by $5 million and $3 million, respectively. Excluding these items, Operating Results in the Exploration and Production segment of $91.5 million, or $1.09 per share, increased $0.3 million, or less than $0.01 per share, when compared to the prior year’s nine-month period.

Overall production of natural gas and crude oil for the nine months ended June 30, 2014, of 114.6 Bcfe increased approximately 27.1 Bcfe, or 31.0 percent, compared to the prior year’s nine-month period. Production from Seneca’s Appalachia properties increased approximately 26.1 Bcfe or 36.0 percent. California production of 15.8 Bcfe increased 6.7 percent compared with the prior year’s nine-month period.

Lower commodity prices realized after hedging in the current nine-month period reduced earnings. The weighted average natural gas price received by Seneca (after hedging) for the nine months ended June 30, 2014, was $3.71 per Mcf, a decrease of $0.43 per Mcf compared to the prior year’s nine-month period. The weighted average crude oil price realized after hedging for the nine months ended June 30, 2014, was $96.19 per Bbl, a decrease of $1.69 per Bbl.

On a per unit basis for the nine months ended June 30, 2014, depletion expense of $1.88 per Mcfe decreased $0.16 per Mcfe due to higher natural gas reserve balances at June 30, 2014, LOE of $1.04 per Mcfe increased $0.04 per Mcfe due to higher transportation costs in Appalachia and higher steam fuel costs in California, and G&A of $0.42 per Mcfe decreased $0.12 per Mcfe compared to the prior year’s nine-month period, due to higher production. Operating Results for the nine months ended June 30, 2014, were reduced by higher property taxes in California, a higher Pennsylvania impact fee, higher interest expense due to a higher outstanding debt balance and a $2.3 million derivative mark to market adjustment associated with certain crude oil hedges.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $17.9 million, or $0.21 per share, for the quarter ended June 30, 2014, increased $3.9 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher non-affiliated transportation revenues from new transportation contracts. As a result of the

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ongoing pricing basis differentials in the Marcellus basin, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and marketers. Earnings for the quarter also benefitted from lower pension and other post retirement benefit costs.

The Pipeline and Storage segment’s earnings of $58.4 million, or $0.69 per share, for the nine months ended June 30, 2014, increased $10.6 million, or $0.12 per share, when compared with the same period in the prior fiscal year. The increase was mostly due to higher non-affiliated transportation revenues and lower pension and other post retirement benefit costs. The increase in transportation revenues was due to the Company's recent expansion projects as well as an overall increase in demand for short-term transportation services as a result of the cold winter of 2013 - 2014. Earnings for the current nine-month period were reduced by a lower allowance for funds used during construction due to the completion in the prior year of the expansion projects mentioned above.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $8.7 million, or $0.10 per share, for the quarter ended June 30, 2014, increased $4.3 million, or $0.05 per share, when compared with the same period in the prior fiscal year.

The Gathering segment’s earnings of $22.2 million, or $0.26 per share, for the nine months ended June 30, 2014, increased $12.7 million, or $0.15 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run gathering system in Lycoming County, Pa. That increase in revenue was directly related to the increase in Seneca’s production volumes as described above.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $4.8 million, or $0.06 per share, for the quarter ended June 30, 2014, decreased $2.8 million, or $0.03 per share, when compared with the same period in the prior fiscal year. Higher operating expenses, consisting mostly of higher pension related costs, which were primarily the result of the settlement of the rate proceeding in New York, and higher bad debt expense reduced earnings in the current year’s third quarter.

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The Utility segment’s earnings of $64.6 million, or $0.76 per share, for the nine months ended June 30, 2014, decreased $0.4 million, or $0.01 per share, when compared with the same period in the prior fiscal year. Colder weather in Pennsylvania increased earnings in the current year’s nine-month period. Temperatures in Pennsylvania were 15.1 percent colder during the nine months ended June 30, 2014, than in the prior year’s nine-month period. In New York, the impact of weather variations on earnings is mitigated by that jurisdiction’s weather normalization clause. Lower interest expense due to a lower outstanding debt balance also increased earnings. Higher operating expenses, consisting mostly of higher pension related costs, which were primarily the result of the settlement of the rate proceeding in New York, reduced earnings in the current year’s nine-month period. Higher income taxes which were the result of a non-recurring tax benefit recorded in the prior year nine-month period, also reduced earnings.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter and nine months ended June 30, 2014, of $0.6 million and $6.0 million, respectively, were largely unchanged from the equivalent periods in the prior year.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings improved from a $0.3 million loss in the prior year’s third quarter to earnings of less than $0.1 million in the current year’s third quarter. The higher earnings were due to lower operating expenses.

The Corporate and All Other category earnings of $2.9 million, for the nine months ended June 30, 2014, compares to a loss of $2.0 million for the prior year’s nine-month period. The comparability of the nine month results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies. Excluding this item, Operating Results for the nine-month period, a loss of $0.7 million, compares to a loss of $2.0 million in the prior year’s nine-month period. The improved Operating Results were due to higher margins from the Company’s timber operations, and lower franchise tax expense, offset by higher operating expenses.

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EARNINGS GUIDANCE

The Company is updating and narrowing its GAAP earnings guidance range for fiscal 2014 to a range of $3.40 to $3.50 per share. The previous earnings guidance had been a range of $3.40 to $3.55 per share. This guidance includes forecast oil and gas production for fiscal 2014 in the range between 160 to 168 Bcfe (previous guidance 155 to 165 Bcfe), hedges currently in place and a flat NYMEX price of $4.00 per MMBtu for natural gas and $95 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

The Company’s preliminary GAAP earnings guidance for fiscal 2015 is in the range of $3.30 to $3.60 per share. This includes oil and gas production for the Exploration and Production segment in the range of 180 to 220 Bcfe and is based on an assumed flat NYMEX price of $4.25 per MMBtu for natural gas and $95 per Bbl for crude oil.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 8, 2014, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-877-280-4956, using passcode “34799349.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “86485833.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 15, 2014.

National Fuel is an integrated energy company with $6.6 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including

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among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in the price of natural gas or oil; changes in price differential between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas and oil having different quality, heating value, hydrocarbon mix or delivery date; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2013 GAAP earnings	$31,734	$14,075	$4,407	$7,630	$963	$(314)	$58,495
Items impacting comparability:
Deferred state income tax adjustment	5,000						5,000
Third quarter 2013 operating results	36,734	14,075	4,407	7,630	963	(314)	63,495

Drivers of operating results
Higher (lower) crude oil prices	(185)						(185)
Higher (lower) natural gas prices	(14,326)						(14,326)
Higher (lower) natural gas production	16,408						16,408
Higher (lower) crude oil production	4,739						4,739
Derivative mark to market adjustments	(2,632)						(2,632)
Lower (higher) lease operating and transportation expenses	(6,504)						(6,504)
Lower (higher) depreciation / depletion	(4,957)		(341)				(5,298)

Higher (lower) transportation revenues		2,930					2,930
Higher (lower) gathering and processing revenues			5,522				5,522
Lower (higher) operating expenses	(911)	1,384	(384)	(1,680)		481	(1,110)
Lower (higher) property, franchise and other taxes	(619)	(254)				281	(592)

Higher (lower) margins					(278)	(256)	(534)

Lower (higher) interest expense			306				306

Lower (higher) income tax expense / effective tax rate	1,671		(799)	(771)			101

All other / rounding	312	(201)	6	(353)	(83)	(172)	(491)
Third quarter 2014 operating results	29,730	17,934	8,717	4,826	602	20	61,829
Items impacting comparability:
Reversal of plugging and abandonment accrual	2,691						2,691
Third quarter 2014 GAAP earnings	$32,421	$17,934	$8,717	$4,826	$602	$20	$64,520

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2013 GAAP earnings	$0.38	$0.17	$0.05	$0.09	$0.01	$(0.01)	$0.69
Items impacting comparability:
Deferred state income tax adjustment	0.06						0.06
Third quarter 2013 operating results	0.44	0.17	0.05	0.09	0.01	(0.01)	0.75

Drivers of operating results
Higher (lower) crude oil prices	—						—
Higher (lower) natural gas prices	(0.17)						(0.17)
Higher (lower) natural gas production	0.19						0.19
Higher (lower) crude oil production	0.06						0.06
Derivative mark to market adjustments	(0.03)						(0.03)
Lower (higher) lease operating and transportation expenses	(0.08)						(0.08)
Lower (higher) depreciation / depletion	(0.06)		—				(0.06)

Higher (lower) transportation revenues		0.03					0.03
Higher (lower) gathering and processing revenues			0.06				0.06
Lower (higher) operating expenses	(0.01)	0.02	—	(0.02)		0.01	—
Lower (higher) property, franchise and other taxes	(0.01)	—				—	(0.01)

Higher (lower) margins					—	—	—

Lower (higher) interest expense			—				—

Lower (higher) income tax expense / effective tax rate	0.02		(0.01)	(0.01)			—

All other / rounding	—	(0.01)	—	—	—	—	(0.01)
Third quarter 2014 operating results	0.35	0.21	0.10	0.06	0.01	—	0.73
Items impacting comparability:
Reversal of plugging and abandonment accrual	0.03						0.03
Third quarter 2014 GAAP earnings	$0.38	$0.21	$0.10	$0.06	$0.01	$—	$0.76

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2013 GAAP earnings	$86,125	$47,803	$9,442	$65,024	$5,741	$(1,976)	$212,159
Items impacting comparability:
Deferred state income tax adjustment	5,000						5,000
Nine months ended June 30, 2013 operating results	91,125	47,803	9,442	65,024	5,741	(1,976)	217,159

Drivers of operating results
Higher (lower) crude oil prices	(2,474)						(2,474)
Higher (lower) natural gas prices	(28,144)						(28,144)
Higher (lower) natural gas production	70,686						70,686
Higher (lower) crude oil production	8,875						8,875
Derivative mark to market adjustments	(2,326)						(2,326)
Insurance settlement proceeds	1,261					342	1,603
Lower (higher) lease operating and transportation expenses	(20,524)						(20,524)
Lower (higher) depreciation / depletion	(23,984)	(659)	(848)				(25,491)

Higher (lower) transportation revenues		10,429					10,429
Higher (lower) gathering and processing revenues			16,135				16,135
Lower (higher) operating expenses	(1,064)	4,051	(857)	(5,395)		(527)	(3,792)
Lower (higher) property, franchise and other taxes	(2,365)	(696)				642	(2,419)

Colder weather				6,750			6,750

Higher (lower) margins					355	682	1,037

Income (loss) from unconsolidated subsidiaries						278	278

Higher (lower) AFUDC**		(1,073)					(1,073)

Lower (higher) interest expense	(1,605)	(307)	308	852			(752)

Lower (higher) income tax expense / effective tax rate	805	(727)	(2,101)	(2,418)			(4,441)

All other / rounding	1,202	(377)	109	(227)	(125)	(190)	392
Nine months ended June 30, 2014 operating results	91,468	58,444	22,188	64,586	5,971	(749)	241,908
Items impacting comparability:
Deferred state income tax adjustment	(3,000)						(3,000)
Plugging and abandonment accrual	(560)						(560)
Gain on life insurance policies						3,635	3,635
Nine months ended June 30, 2014 GAAP earnings	$87,908	$58,444	$22,188	$64,586	$5,971	$2,886	$241,983

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2013 GAAP earnings	$1.02	$0.57	$0.11	$0.77	$0.07	$(0.02)	$2.52
Items impacting comparability:
Deferred state income tax adjustment	0.06						0.06
Nine months ended June 30, 2013 operating results	1.08	0.57	0.11	0.77	0.07	(0.02)	2.58

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	(0.33)						(0.33)
Higher (lower) natural gas production	0.83						0.83
Higher (lower) crude oil production	0.10						0.10
Derivative mark to market adjustments	(0.03)						(0.03)
Insurance settlement proceeds	0.01					—	0.01
Lower (higher) lease operating and transportation expenses	(0.24)						(0.24)
Lower (higher) depreciation / depletion	(0.28)	(0.01)	(0.01)				(0.30)

Higher (lower) transportation revenues		0.12					0.12
Higher (lower) gathering and processing revenues			0.19				0.19
Lower (higher) operating expenses	(0.01)	0.05	(0.01)	(0.06)		(0.01)	(0.04)
Lower (higher) property, franchise and other taxes	(0.03)	(0.01)				0.01	(0.03)

Colder weather				0.08			0.08

Higher (lower) margins					—	0.01	0.01

Income (loss) from unconsolidated subsidiaries						—	—

Higher (lower) AFUDC**		(0.01)					(0.01)

Lower (higher) interest expense	(0.02)	—	—	0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	0.01	(0.01)	(0.02)	(0.03)			(0.05)

All other / rounding	0.03	(0.01)	—	(0.01)	—	—	0.01
Nine months ended June 30, 2014 operating results	1.09	0.69	0.26	0.76	0.07	(0.01)	2.86
Items impacting comparability:
Deferred state income tax adjustment	(0.04)						(0.04)
Plugging and abandonment accrual	(0.01)						(0.01)
Gain on life insurance policies						0.04	0.04
Nine months ended June 30, 2014 GAAP earnings	$1.04	$0.69	$0.26	0.76	$0.07	$0.03	$2.85

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2014	2013	2014	2013
Operating Revenues	$440,144	$440,008	$1,746,458	$1,490,688

Operating Expenses:
Purchased Gas	86,628	95,164	577,005	426,900
Operation and Maintenance	107,232	108,497	352,794	338,533
Property, Franchise and Other Taxes	22,483	21,201	69,114	63,550
Depreciation, Depletion and Amortization	96,788	88,142	279,876	240,503
	313,131	313,004	1,278,789	1,069,486

Operating Income	127,013	127,004	467,669	421,202

Other Income (Expense):
Interest Income	370	317	1,321	1,844
Other Income	1,496	1,163	6,847	3,666
Interest Expense on Long-Term Debt	(22,116)	(22,998)	(67,767)	(67,232)
Other Interest Expense	(1,136)	(1,303)	(3,460)	(2,898)

Income Before Income Taxes	105,627	104,183	404,610	356,582

Income Tax Expense	41,107	45,688	162,627	144,423

Net Income Available for Common Stock	$64,520	$58,495	$241,983	$212,159

Earnings Per Common Share:
Basic	$0.77	$0.70	$2.89	$2.54
Diluted	$0.76	$0.69	$2.85	$2.52

Weighted Average Common Shares:
Used in Basic Calculation	84,029,124	83,557,968	83,863,764	83,481,849
Used in Diluted Calculation	84,973,100	84,325,465	84,892,473	84,242,128

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2014	2013

ASSETS
Property, Plant and Equipment	$7,951,544	$7,313,203
Less - Accumulated Depreciation, Depletion and Amortization	2,413,958	2,161,477
Net Property, Plant and Equipment	5,537,586	5,151,726

Current Assets:
Cash and Temporary Cash Investments	102,653	64,858
Hedging Collateral Deposits	—	1,094
Receivables - Net	202,437	133,182
Unbilled Revenue	22,225	19,483
Gas Stored Underground	20,183	51,484
Materials and Supplies - at average cost	25,620	29,904
Unrecovered Purchased Gas Costs	—	12,408
Other Current Assets	49,412	56,905
Deferred Income Taxes	47,153	79,359
Total Current Assets	469,683	448,677

Other Assets:
Recoverable Future Taxes	162,138	163,355
Unamortized Debt Expense	14,891	16,645
Other Regulatory Assets	241,640	252,568
Deferred Charges	10,245	9,382
Other Investments	87,855	96,308
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	29,532	22,774
Fair Value of Derivative Financial Instruments	28,779	48,989
Other	633	2,447
Total Other Assets	581,189	617,944
Total Assets	$6,588,458	$6,218,347

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,086,437 Shares
and 83,661,969 Shares, Respectively	$84,086	$83,662
Paid in Capital	710,924	687,684
Earnings Reinvested in the Business	1,589,331	1,442,617
Accumulated Other Comprehensive Loss	(43,638)	(19,234)
Total Comprehensive Shareholders' Equity	2,340,703	2,194,729
Long-Term Debt, Net of Current Portion	1,649,000	1,649,000
Total Capitalization	3,989,703	3,843,729

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	145,357	105,283
Amounts Payable to Customers	32,805	12,828
Dividends Payable	32,373	31,373
Interest Payable on Long-Term Debt	18,195	29,960
Customer Advances	81	21,959
Customer Security Deposits	16,166	16,183
Other Accruals and Current Liabilities	154,145	83,946
Fair Value of Derivative Financial Instruments	28,683	639
Total Current and Accrued Liabilities	427,805	302,171

Deferred Credits:
Deferred Income Taxes	1,409,997	1,347,007
Taxes Refundable to Customers	90,463	85,655
Unamortized Investment Tax Credit	1,253	1,579
Cost of Removal Regulatory Liability	166,996	157,622
Other Regulatory Liabilities	90,643	61,549
Pension and Other Post-Retirement Liabilities	152,174	158,014
Asset Retirement Obligations	121,760	119,511
Other Deferred Credits	137,664	141,510
Total Deferred Credits	2,170,950	2,072,447
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,588,458	$6,218,347

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2014	2013

Operating Activities:
Net Income Available for Common Stock	$241,983	$212,159
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	279,876	240,503
Deferred Income Taxes	119,395	141,007
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(4,641)	(4,314)
Stock-Based Compensation	12,438	9,706
Other	10,969	10,038
Change in:
Hedging Collateral Deposits	1,094	(330)
Receivables and Unbilled Revenue	(72,082)	(43,138)
Gas Stored Underground and Materials and Supplies	35,503	24,551
Unrecovered Purchased Gas Costs	12,408	—
Other Current Assets	5,376	14,228
Accounts Payable	26,386	11,241
Amounts Payable to Customers	19,977	(7,578)
Customer Advances	(21,878)	(23,809)
Customer Security Deposits	(17)	(1,112)
Other Accruals and Current Liabilities	17,590	3,534
Other Assets	25,449	(5,010)
Other Liabilities	15,743	5,557
Net Cash Provided by Operating Activities	$725,569	$587,233

Investing Activities:
Capital Expenditures	$(609,427)	$(513,399)
Other	4,696	(3,885)
Net Cash Used in Investing Activities	$(604,731)	$(517,284)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$—	$(171,000)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	4,641	4,314
Reduction of Long-Term Debt	—	(250,000)
Net Proceeds From Issuance of Long-Term Debt	—	495,415
Dividends Paid on Common Stock	(94,269)	(91,364)
Net Proceeds From Issuance of Common Stock	6,585	2,774
Net Cash Used in Financing Activities	$(83,043)	$(9,861)

Net Increase in Cash and Temporary Cash Investments	37,795	60,088
Cash and Temporary Cash Investments at Beginning of Period	64,858	74,494
Cash and Temporary Cash Investments at June 30	$102,653	$134,582

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2014	2013	Variance	2014	2013	Variance
Total Operating Revenues	$201,522	$195,213	$6,309	$594,129	$518,742	$75,387

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,807	15,716	91	48,021	47,089	932
Lease Operating and Transportation Expense	43,722	33,717	10,005	118,850	87,275	31,575
All Other Operation and Maintenance Expense	(752)	2,077	(2,829)	11,062	9,497	1,565
Property, Franchise and Other Taxes	5,424	4,471	953	15,542	11,904	3,638
Depreciation, Depletion and Amortization	74,838	67,213	7,625	215,179	178,282	36,897
	139,039	123,194	15,845	408,654	334,047	74,607

Operating Income	62,483	72,019	(9,536)	185,475	184,695	780

Other Income (Expense):
Interest Income	350	315	35	1,306	1,191	115
Other Interest Expense	(10,148)	(10,443)	295	(31,648)	(29,180)	(2,468)

Income Before Income Taxes	52,685	61,891	(9,206)	155,133	156,706	(1,573)
Income Tax Expense	20,264	30,157	(9,893)	67,225	70,581	(3,356)
Net Income	$32,421	$31,734	$687	$87,908	$86,125	$1,783

Net Income Per Share (Diluted)	$0.38	$0.38	$—	$1.04	$1.02	$0.02

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$48,046	$43,055	$4,991	$152,829	$132,897	$19,932
Intersegment Revenues	20,489	21,708	(1,219)	63,463	68,216	(4,753)
Total Operating Revenues	68,535	64,763	3,772	216,292	201,113	15,179

Operating Expenses:
Purchased Gas	(19)	(47)	28	1,282	1,048	234
Operation and Maintenance	18,141	20,269	(2,128)	53,910	60,142	(6,232)
Property, Franchise and Other Taxes	5,857	5,464	393	17,652	16,582	1,070
Depreciation, Depletion and Amortization	8,983	8,810	173	27,173	26,158	1,015
	32,962	34,496	(1,534)	100,017	103,930	(3,913)

Operating Income	35,573	30,267	5,306	116,275	97,183	19,092

Other Income (Expense):
Interest Income	56	34	22	188	154	34
Other Income	437	151	286	436	1,601	(1,165)
Other Interest Expense	(6,569)	(6,707)	138	(20,014)	(19,542)	(472)

Income Before Income Taxes	29,497	23,745	5,752	96,885	79,396	17,489
Income Tax Expense	11,563	9,670	1,893	38,441	31,593	6,848
Net Income	$17,934	$14,075	$3,859	$58,444	$47,803	$10,641

Net Income Per Share (Diluted)	$0.21	$0.17	$0.04	$0.69	$0.57	$0.12

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$343	$342	$1	$772	$868	$(96)
Intersegment Revenues	18,740	10,244	8,496	48,541	23,622	24,919
Total Operating Revenues	19,083	10,586	8,497	49,313	24,490	24,823

Operating Expenses:
Operation and Maintenance	1,902	1,310	592	4,599	3,280	1,319
Property, Franchise and Other Taxes	32	41	(9)	123	233	(110)
Depreciation, Depletion and Amortization	1,589	1,064	525	4,112	2,807	1,305
	3,523	2,415	1,108	8,834	6,320	2,514

Operating Income	15,560	8,171	7,389	40,479	18,170	22,309

Other Income (Expense):
Interest Income	21	21	0	85	32	53
Other Income	1	—	1	6	1	5
Other Interest Expense	(177)	(647)	470	(1,219)	(1,694)	475

Income Before Income Taxes	15,405	7,545	7,860	39,351	16,509	22,842
Income Tax Expense	6,688	3,138	3,550	17,163	7,067	10,096
Net Income	$8,717	$4,407	$4,310	$22,188	$9,442	$12,746

Net Income Per Share (Diluted)	$0.10	$0.05	$0.05	$0.26	$0.11	$0.15

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$143,760	$141,257	$2,503	$751,861	$653,211	$98,650
Intersegment Revenues	3,654	3,305	349	16,565	14,012	2,553
Total Operating Revenues	147,414	144,562	2,852	768,426	667,223	101,203

Operating Expenses:
Purchased Gas	66,281	63,369	2,912	423,990	337,453	86,537
Operation and Maintenance	43,801	41,065	2,736	152,726	142,657	10,069
Property, Franchise and Other Taxes	10,905	10,515	390	34,943	32,924	2,019
Depreciation, Depletion and Amortization	10,986	10,791	195	32,495	32,036	459
	131,973	125,740	6,233	644,154	545,070	99,084

Operating Income	15,441	18,822	(3,381)	124,272	122,153	2,119

Other Income (Expense):
Interest Income	56	42	14	205	994	(789)
Other Income	414	260	154	1,101	701	400
Other Interest Expense	(7,090)	(7,175)	85	(20,983)	(22,294)	1,311

Income Before Income Taxes	8,821	11,949	(3,128)	104,595	101,554	3,041
Income Tax Expense	3,995	4,319	(324)	40,009	36,530	3,479
Net Income	$4,826	$7,630	$(2,804)	$64,586	$65,024	$(438)

Net Income Per Share (Diluted)	$0.06	$0.09	$(0.03)	$0.76	$0.77	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$45,737	$59,128	$(13,391)	$243,335	$182,282	$61,053
Intersegment Revenues	678	446	232	938	1,080	(142)
Total Operating Revenues	46,415	59,574	(13,159)	244,273	183,362	60,911

Operating Expenses:
Purchased Gas	44,090	56,821	(12,731)	229,908	169,543	60,365
Operation and Maintenance	1,356	1,246	110	4,649	4,490	159
Property, Franchise and Other Taxes	(2)	10	(12)	11	77	(66)
Depreciation, Depletion and Amortization	50	31	19	146	76	70
	45,494	58,108	(12,614)	234,714	174,186	60,528

Operating Income	921	1,466	(545)	9,559	9,176	383

Other Income (Expense):
Interest Income	37	40	(3)	114	137	(23)
Other Income	36	24	12	85	52	33
Other Interest Expense	(5)	(8)	3	(22)	(29)	7

Income Before Income Taxes	989	1,522	(533)	9,736	9,336	400
Income Tax Expense	387	559	(172)	3,765	3,595	170
Net Income	$602	$963	$(361)	$5,971	$5,741	$230

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.07	$0.07	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2014	2013	Variance	2014	2013	Variance
Total Operating Revenues	$497	$779	$(282)	$2,795	$2,030	$765
Operating Expenses:
Operation and Maintenance	216	296	(80)	876	909	(33)
Property, Franchise and Other Taxes	148	158	(10)	482	480	2
Depreciation, Depletion and Amortization	145	33	112	259	544	(285)
	509	487	22	1,617	1,933	(316)

Operating Income (Loss)	(12)	292	(304)	1,178	97	1,081

Other Income (Expense):
Interest Income	21	23	(2)	80	94	(14)
Other Income (Loss)	7	(10)	17	406	(48)	454
Other Interest Expense	(1)	(1)	0	(2)	(1)	(1)

Income Before Income Taxes	15	304	(289)	1,662	142	1,520
Income Tax Expense (Benefit)	(9)	212	(221)	684	135	549
Net Income	$24	$92	$(68)	$978	$7	$971

Net Income Per Share (Diluted)	$—	$—	$—	$0.01	$—	$0.01

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$239	$234	$5	$737	$658	$79
Intersegment Revenues	946	957	(11)	2,854	2,462	392
Total Operating Revenues	1,185	1,191	(6)	3,591	3,120	471
Operating Expenses:
Operation and Maintenance	3,822	4,482	(660)	12,287	11,442	845
Property, Franchise and Other Taxes	119	542	(423)	361	1,350	(989)
Depreciation, Depletion and Amortization	197	200	(3)	512	600	(88)
	4,138	5,224	(1,086)	13,160	13,392	(232)

Operating Loss	(2,953)	(4,033)	1,080	(9,569)	(10,272)	703

Other Income (Expense):
Interest Income	24,127	24,054	73	72,763	71,249	1,514
Other Income	601	738	(137)	4,813	1,359	3,454
Interest Expense on Long-Term Debt	(22,116)	(22,998)	882	(67,767)	(67,232)	(535)
Other Interest Expense	(1,444)	(534)	(910)	(2,992)	(2,165)	(827)

Income (Loss) Before Income Taxes	(1,785)	(2,773)	988	(2,752)	(7,061)	4,309
Income Tax Benefit	(1,781)	(2,367)	586	(4,660)	(5,078)	418
Net Income (Loss)	$(4)	$(406)	$402	$1,908	$(1,983)	$3,891

Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01	$0.02	$(0.02)	$0.04

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2014	2013	Variance	2014	2013	Variance
Intersegment Revenues	$(44,507)	$(36,660)	$(7,847)	$(132,361)	$(109,392)	$(22,969)
Operating Expenses:
Purchased Gas	(23,724)	(24,979)	1,255	(78,175)	(81,144)	2,969
Operation and Maintenance	(20,783)	(11,681)	(9,102)	(54,186)	(28,248)	(25,938)
	(44,507)	(36,660)	(7,847)	(132,361)	(109,392)	(22,969)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(24,298)	(24,212)	(86)	(73,420)	(72,007)	(1,413)
Other Interest Expense	24,298	24,212	86	73,420	72,007	1,413
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2014		2013		(Decrease)	2014		2013		(Decrease)

Capital Expenditures:
Exploration and Production	$168,038	(1)	$124,471	(3)	$43,567	$444,366	(1)(2)	$385,009	(3)(4)	$59,357
Pipeline and Storage	35,844	(1)	3,635	(3)	32,209	64,937	(1)(2)	41,000	(3)(4)	23,937
Gathering	44,953	(1)	12,323	(3)	32,630	93,238	(1)(2)	34,848	(3)(4)	58,390
Utility	19,334	(1)	14,472	(3)	4,862	60,915	(1)(2)	42,968	(3)(4)	17,947
Energy Marketing	80		224		(144)	194		528		(334)
Total Reportable Segments	268,249		155,125		113,124	663,650		504,353		159,297
All Other	33		—		33	172		91		81
Corporate	145		76		69	214		84		130
Total Capital Expenditures	$268,427		$155,201		$113,226	$664,036		$504,528		$159,508

(1)
Capital expenditures for the quarter and nine months ended June 30, 2014, include accounts payable and accrued liabilities related to capital expenditures of $101.3 million, $13.4 million, $16.3 million, and $4.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2014, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the nine months ended June 30, 2014, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the nine months ended June 30, 2014. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2014.

(3)
Capital expenditures for the quarter and nine months ended June 30, 2013, include accounts payable and accrued liabilities related to capital expenditures of $49.1 million, $6.9 million, $2.4 million, and $0.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2013, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the nine months ended June 30, 2013, exclude capital expenditures of $38.9 million, $12.7 million, $12.7 million and $3.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the nine months ended June 30, 2013. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2012, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2013.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2014	2013	Normal (1)	Last Year (1)

Buffalo, NY	912	841	790	(7.8)	6.5
Erie, PA	871	797	791	(8.5)	0.8

Nine Months Ended June 30

Buffalo, NY	6,455	6,957	5,971	7.8	16.5
Erie, PA	6,023	6,625	5,756	10.0	15.1

(1)Percents compare actual 2014 degree days to normal degree days and actual 2014 degree days to actual 2013 degree days.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	35,098	29,038	6,060	98,640	72,518	26,122
West Coast	776	780	(4)	2,403	2,240	163
Total Production	35,874	29,818	6,056	101,043	74,758	26,285

Average Prices (Per Mcf)
Appalachia	$3.81	$3.97	$(0.16)	$3.84	$3.58	$0.26
West Coast (3)	7.02	6.89	0.13	6.85	6.61	0.24
Weighted Average	3.88	4.04	(0.16)	3.91	3.67	0.24
Weighted Average after Hedging	3.55	4.17	(0.62)	3.71	4.14	(0.43)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	6	9	(3)	23	21	2
West Coast	777	700	77	2,230	2,093	137
Total Production	783	709	74	2,253	2,114	139

Average Prices (Per Barrel)
Appalachia	$100.91	$95.06	$5.85	$96.76	$93.18	$3.58
West Coast	101.83	101.05	0.78	99.82	102.44	(2.62)
Weighted Average	101.82	100.98	0.84	99.79	102.35	(2.56)
Weighted Average after Hedging	97.54	97.90	(0.36)	96.19	97.88	(1.69)

Total Production (Mmcfe)	40,572	34,072	6,500	114,561	87,442	27,119

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.39	$0.46	$(0.07)	$0.42	$0.54	$(0.12)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.08	$0.99	$0.09	$1.04	$1.00	$0.04
Depreciation, Depletion & Amortization per Mcfe (1)	$1.84	$1.97	$(0.13)	$1.88	$2.04	$(0.16)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.50 and $0.36 per Mcfe for the three months ended June 30, 2014 and June 30, 2013, respectively. Amounts include transportation expense of $0.45 and $0.35 per Mcfe for the nine months ended June 30, 2014 and June 30, 2013, respectively.

(3)	Prices reflect revenues from gas produced on the West Coast, including natural gas liquids.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2014

SWAPS	Volume		Average Hedge Price
Oil
Midway Sunset (MWSS)	156,000	BBL	$95.68 / BBL
Brent	336,000	BBL	$102.32 / BBL
Total	492,000	BBL	$100.22 / BBL

Gas
NYMEX	22,260,000	MMBTU	$4.07 / MMBTU
Dominion Transmission Appalachian (DOM)	7,200,000	MMBTU	$4.06 / MMBTU
Southern California City Gate (SoCal)	300,000	MMBTU	$4.35 / MMBTU
Total	29,760,000	MMBTU	$4.07 / MMBTU

Hedging Summary for Fiscal 2015

SWAPS	Volume		Average Hedge Price
Oil
MWSS	258,000	BBL	$92.10 / BBL
Brent	903,000	BBL	$98.42 / BBL
NYMEX	396,000	BBL	$90.14 / BBL
Total	1,557,000	BBL	$95.27 / BBL

Gas
NYMEX	70,690,000	MMBTU	$4.16 / MMBTU
DOM	18,720,000	MMBTU	$3.88 / MMBTU
SoCal	1,200,000	MMBTU	$4.35 / MMBTU
Total	90,610,000	MMBTU	$4.10 / MMBTU

Hedging Summary for Fiscal 2016

SWAPS	Volume		Average Hedge Price
Oil
MWSS	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	300,000	BBL	$86.09 / BBL
Total	1,269,000	BBL	$92.95 / BBL

Gas
NYMEX	37,840,000	MMBTU	$4.25 / MMBTU
DOM	18,840,000	MMBTU	$3.88 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Total	65,680,000	MMBTU	$4.12 / MMBTU

Hedging Summary for Fiscal 2017

SWAPS	Volume		Average Hedge Price
Oil
Brent	384,000	BBL	$92.30 / BBL

Gas
NYMEX	24,960,000	MMBTU	$4.49 / MMBTU
DOM	18,840,000	MMBTU	$3.88 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
Total	46,800,000	MMBTU	$4.22 / MMBTU

Hedging Summary for Fiscal 2018

SWAPS	Volume		Average Hedge Price
Oil
Brent	75,000	BBL	$91.00 / BBL

Gas
NYMEX	5,550,000	MMBTU	$4.59 / MMBTU

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Nine Months Ended June 30, 2014
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	(1)	0.000	1.000
Developmental	71.000	(1)(2)	0.000	71.000
Wells Commenced
Exploratory	5.000		2.000	7.000
Developmental	42.000		71.000	113.000
Wells Completed
Exploratory	2.000		2.000	4.000
Developmental	37.000		66.000	103.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	4.000		0.000	4.000
Developmental	74.000		4.000	78.000

(1)	Gross exploratory wells were increased by 1 and developmental wells were decreased by 1.

(2)	Beginning of year number has been adjusted to remove 4 developmental wells.

Net Wells in Process of Drilling
Nine Months Ended June 30, 2014
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	(1)	0.000	1.000
Developmental	56.500	(1)(2)	0.000	56.500
Wells Commenced
Exploratory	4.832		1.533	6.365
Developmental	42.000		71.000	113.000
Wells Completed
Exploratory	2.000		1.533	3.533
Developmental	37.000		66.000	103.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	3.832		0.000	3.832
Developmental	59.500		4.000	63.500

(1)	Net exploratory wells were increased by 1 and developmental wells were decreased by 1.

(2)	Beginning of year number has been adjusted to remove 4 developmental wells (3.5 net wells).

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Updated Fiscal 2015 Financial & Operating Guidance

Guidance

Total Production (Bcfe)	180 - 220

Production by Division (Bcfe)
East	159 - 197
West	21 - 23

Cost and Expenses $ per Mcfe
Lease Operating and Transportation Expenses	$0.95 - $1.05
Depreciation, Depletion and Amortization	$1.70 - $1.85
Other Taxes	$0.05 - $0.15
General and Administrative	$0.35 - $0.40
Other Operating Expenses	$0.05 - $0.10

Capital Investment by Division (in millions)

East Division	$585 - $655
West Division	$65 - $95
Exploration & Production Segment Total	$650 - $750

Updated Pricing Guidance for Fiscal 2015

Guidance Based on Average Crude Oil NYMEX Price ($/Bbl) (without hedges) of $95.00

Forecast price differentials
West (% of NYMEX)	99%

Guidance Based on Average Natural Gas NYMEX Price ($/MMBtu) (without hedges) of $4.25

Forecast price differentials
East (excludes firm sales or firm transportation)	-$1.25 to -$1.50
West	+$1.25 to +$1.75

Earnings per share sensitivity to changes from prices used in guidance* ^

$0.50 change per MMBtu gas				$5 change per Bbl oil
Increase		Decrease		Increase		Decrease

+$	0.28	-$	0.28	+$	0.05	-$	0.05

* Please refer to forward looking statement footnote beginning at page 8 of document.
^ This sensitivity table is current as of August 7, 2014 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. This revenue is based upon pricing used in the Company's earnings forecast. For its fiscal 2014 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.25 per MMBtu for natural gas and $95 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Firm Transportation - Affiliated	18,116	15,177	2,939	95,966	86,638	9,328
Firm Transportation - Non-Affiliated	140,503	113,844	26,659	479,287	340,571	138,716
Interruptible Transportation	998	540	458	3,778	2,506	1,272
	159,617	129,561	30,056	579,031	429,715	149,316

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Gathered Volume - Affiliated	35,272	28,041	7,231	97,240	66,770	30,470

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Retail Sales:
Residential Sales	8,826	8,600	226	56,473	49,124	7,349
Commercial Sales	1,238	1,187	51	8,357	7,025	1,332
Industrial Sales	(12)	113	(125)	377	820	(443)
	10,052	9,900	152	65,207	56,969	8,238
Off-System Sales	525	—	525	4,335	6,716	(2,381)
Transportation	14,841	13,282	1,559	70,188	59,536	10,652
	25,418	23,182	2,236	139,730	123,221	16,509

Energy Marketing Volume
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Natural Gas (MMcf)	8,930	12,508	(3,578)	45,848	40,266	5,582

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 3 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and nine months ended June 30, 2014 and 2013.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2014:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
(in thousands)
Reported GAAP Earnings	$64,520	$58,495	$241,983	$212,159
Depreciation, Depletion and Amortization	96,788	88,142	279,876	240,503
Interest and Other Income	(1,866)	(1,480)	(8,168)	(5,510)
Interest Expense	23,252	24,301	71,227	70,130
Income Taxes	41,107	45,688	162,627	144,423
Plugging and Abandonment Accrual (Reversal)	(4,140)	—	862	—
Adjusted EBITDA	$219,661	$215,146	$748,407	$661,705

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$44,556	$39,077
Gathering Adjusted EBITDA	17,149	9,235
Total Midstream Businesses Adjusted EBITDA	61,705	48,312
Exploration and Production Adjusted EBITDA	133,181	139,232
Utility Adjusted EBITDA	26,427	29,613
Energy Marketing Adjusted EBITDA	971	1,497
Corporate and All Other Adjusted EBITDA	(2,623)	(3,508)
Total Adjusted EBITDA	$219,661	$215,146

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2014	2013

Operating Revenues	$440,144,000	$440,008,000

Net Income Available for Common Stock	$64,520,000	$58,495,000

Earnings Per Common Share:
Basic	$0.77	$0.70
Diluted	$0.76	$0.69

Weighted Average Common Shares:
Used in Basic Calculation	84,029,124	83,557,968
Used in Diluted Calculation	84,973,100	84,325,465

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,746,458,000	$1,490,688,000

Net Income Available for Common Stock	$241,983,000	$212,159,000

Earnings Per Common Share:
Basic	$2.89	$2.54
Diluted	$2.85	$2.52

Weighted Average Common Shares:
Used in Basic Calculation	83,863,764	83,481,849
Used in Diluted Calculation	84,892,473	84,242,128

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$2,085,321,000	$1,803,948,000

Net Income Available for Common Stock	$289,825,000	$260,961,000

Earnings Per Common Share:
Basic	$3.46	$3.13
Diluted	$3.42	$3.10

Weighted Average Common Shares:
Used in Basic Calculation	83,804,516	83,437,479
Used in Diluted Calculation	84,796,613	84,147,383